EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2001 relating to the financial statements and financial statement schedule, which appears in Wild Oats Markets, Inc.'s Annual Report on Form 10-K for the year ended December 30, 2000.


PricewaterhouseCoopers LLP

Denver, Colorado
June 28, 2001